NEWS RELEASE

	Contacts:	Gregg Melnick
Chief Financial Officer
(973) 453-8780

FOR IMMEDIATE RELEASE
Edward Nebb
Comm-Counsellors, LLC
(203) 972-8350
PARTY CITY CORPORATION ANNOUNCES RESULTS
OF SHAREHOLDER VOTE ON MERGER
Majority of Party City Shareholders Vote to Approve Proposed Transaction
ROCKAWAY, New Jersey, December 7, 2005 – Party City Corporation (Nasdaq: PCTY), America’s largest party goods chain, announced that a majority of the Company’s shareholders voted to approve the previously announced merger between Party City and Amscan Holdings, Inc., a holding company owned by Berkshire Partners LLC and Weston Presidio. Approximately 16,590,906, or 84%, of Party City’s outstanding shares of common stock were voted in favor of the merger. The announcement was made following a Special Meeting of Party City shareholders held today, where a quorum was present.
     The transaction, which is subject to the receipt of debt financing and other customary conditions, is expected to close by the end of December, 2005 or early 2006.
     “Today’s positive vote brings us closer to completing a transaction that will create value for Party City shareholders, while enabling our Company to capture opportunities in the party supply industry that will benefit our customers, employees and franchisees,” said Ralph Dillon, Non-Executive Chairman of the Board of Party City.
     As previously announced on September 27, 2005, Berkshire Partners LLC and Weston Presidio, through Amscan Holdings, Inc., entered into a definitive agreement to acquire Party City for a purchase price per Party City share of $17.50 in cash. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement filed with the Securities and Exchange Commission on Form 8-K on September 27, 2005 and available on the Securities and Exchange Commission website at www.sec.gov and the Proxy Statement dated November 7, 2005 filed by Party City in connection with the transaction. Free copies of the Proxy Statement and other documents filed with the SEC by Party City are available through the aforementioned SEC web site, as well as by accessing the “Investor Relations” section of the Party City website at www.partycity.com.
About Party City
     Party City Corporation is America’s largest party goods chain. Party City currently operates more than 500 Company-owned stores and franchise stores in the United States and Puerto Rico. To learn more about Party City, visit the Company’s website at www.partycity.com.
     About Berkshire Partners

     Berkshire Partners has invested in mid-sized private companies for the past twenty years through six investment funds with aggregate capital commitments of approximately $3.5 billion. The firm’s investment strategy is to seek companies that have strong growth prospects and to partner with talented management teams who are interested in being owners of the companies they operate. Berkshire has developed specific industry experience in several areas including retailing and related services, consumer products, industrial manufacturing, transportation, communications, and business services. Berkshire has been an investor in over 80 operating companies with more than $13.0 billion of acquisition value and combined revenues in excess of $17.0 billion. Additional information may be found at www.berkshirepartners.com.
About Weston Presidio
     Weston Presidio, founded in 1991, is a private equity firm with over $3.3 billion under management to invest through growth equity investments, management buyouts and recapitalizations. With offices in Boston, San Francisco, and Menlo Park, Weston Presidio has worked side by side with world-class management teams throughout North America. Weston Presidio has a multi-industry investment strategy that has allowed the firm to partner with over 300 portfolio companies in a variety of industries including consumer products and retail, manufacturing and industrial, media, service, and technology. For more information, visit www.westonpresidio.com.
     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the effect of price and product competition in the party goods industry in general and in our specific market areas, our ability to anticipate customer demand for products and to design and develop products that will appeal to our customers, our ability to open new stores successfully and/or to identify, execute and integrate acquisitions and to realize synergies, the availability and terms of capital to fund capital improvements, acquisitions and ongoing operations, our ability to manage successfully our franchise program, our ability to improve our fundamental business processes and reduce costs throughout our organization, our ability to attract and retain qualified personnel, changes in costs of goods and services and economic conditions in general. In addition, there are certain risks and uncertainties related to the proposed merger, including: the failure of the acquirer to consummate the necessary debt financing arrangements set forth in a commitment letter received by the acquirer or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Party City’s industry and changes in government regulation. Please see our filings with the Securities and Exchange Commission for a more complete discussion and analysis of these and other risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release, and we have no obligation or intention to update or revise such forward-looking statements.
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